HOLLYER BRADY BARRETT & HINES LLP
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                               Tel: (212) 818-1110
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                                                  October 21, 2005





To the Trustees of Tax-Free Trust of Arizona

     We consent to the incorporation by reference into post-effective amendment No. 25 under the 1933 Act and No. 26 under the 1940 Act of our opinion dated October 29, 1997.

                                            Hollyer Brady Barrett & Hines LLP


                                             /s/William L.D. Barrett
                                            by------------------------------
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